Exhibit 99.5

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

Centennial Communications Corp.
Wall, New Jersey

      We have audited the consolidated financial statements of Centennial Communications Corp. and subsidiaries (the “Company”) as of May 31, 2003 and 2002, and for each of the three years in the period ended May 31, 2003, and have issued our report thereon dated August 21, 2003, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” in 2003, the Company’s change in method of accounting for derivative instruments and hedging activities to conform to SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” as amended by SFAS No. 138 “Accounting for Certain Derivative Instruments and Certain Hedging Activities,” in fiscal 2002, and the Company’s change in method of accounting for revenue recognition to conform to U.S. SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements,” in fiscal 2001). Such financial statements and report are included elsewhere in this Registration Statement on Form S-4. Our audits also included the consolidated financial statement schedule of the Company, listed in Exhibit 99.5 of this Registration Statement on Form S-4. This consolidated financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/S/ DELOITTE & TOUCHE LLP

New York, New York

August 21, 2003

CENTENNIAL COMMUNICATIONS CORP. AND SUBSIDIARIES

SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS
(Amounts in thousands)

	Balance at	Charged to	Charged to		Balance at
	beginning	costs and	other		end of
	of year	expenses	accounts	Deductions	year

Year ended May 31, 2003
Allowance for Doubtful Accounts	$15,883	$30,043	$1,946	$38,118	$9,754

Reserve for Inventory Obsolescence	$2,775	$2,392	$(199)	$2,472	$2,496

Year ended May 31, 2002
Allowance for Doubtful Accounts	$13,047	$14,613	$946	$12,723	$15,883

Reserve for Inventory Obsolescence	$1,261	$2,140	$102	$728	$2,775

Year ended May 31, 2001
Allowance for Doubtful Accounts	$6,539	$13,792	$—	$7,284	$13,047

Reserve for Inventory Obsolescence	$1,052	$652	$—	$443	$1,261